Exhibit 99.1

Trade Street RESIDENTIAL ANNOUNCES second QUARTER 2015 RESULTS

– Core FFO Improves to $0.12 Per Share for Second Quarter –

– Same Store NOI Increases 11.3% for Second Quarter –

– Same Store Average Rent Increases 4.4% to $1,003 for Second Quarter –

– Merger with Independence Realty Trust on Track to Close by the End of the Third Quarter of 2015 –

AVENTURA, FL, August 6, 2015 – Trade Street Residential, Inc. (NASDAQ: TSRE) (the “Company” or “Trade Street”), a vertically integrated and self-managed real estate investment trust ("REIT") focused on acquiring, owning, operating and managing high-quality, conveniently located, apartment communities in mid-sized cities and suburban submarkets of larger cities primarily in the southeastern United States and Texas, today announced consolidated results for the second quarter ended June 30, 2015.

Operational and Financial Highlights for Second Quarter 2015

•	Reported Core FFO of $4.5 million, or $0.12 per diluted share.

•	Same store net operating income, or same store NOI, increased 11.3% compared to the same period last year. Over the same period, same store revenues increased 5.9% and same store expenses decreased 0.9%.

•	Same store average rent was $1,003 per unit, an increase of 4.4% compared to the same period last year. Stabilized non same store average rent was $1,135 per unit, an increase of 6.8% compared to the same period last year.

•	Same store average occupancy was 96.5% at quarter end, an improvement of 30 basis points over the same period last year. Stabilized non same store average occupancy was 91.6% at quarter end.

Financial Results for the Three Months Ended June 30, 2015

Net loss attributable to common stockholders for the second quarter of 2015 was ($3.4) million compared to a net loss of ($4.0) million in the prior year period. The decrease in net loss was primarily the result of a $1.6 million increase in revenues, a $1.7 million reduction in depreciation and amortization expense and $0.7 million lower general and administrative expense, which more than offset a $3.0 million increase in acquisition and recapitalization costs compared to the prior year period, as well as a $0.8 million impairment charge in the second quarter associated with land held for sale.

Funds from Operations, or FFO, for the second quarter of 2015 was $1.3 million, or $0.03 per diluted share, as compared to $1.7 million, or $0.04 per diluted share, in the prior year period. The current quarter FFO result was negatively impacted by the aforementioned $3.1 million of acquisition and recapitalization costs incurred during the second quarter of 2015 in connection with the Company’s planned merger with Independence Realty Trust (NYSE MKT: IRT)(“IRT”). Excluding those costs, Core FFO for the second quarter of 2015 was $4.5 million, or $0.12 per diluted share, as compared to $2.4 million, or $0.06 per diluted share, in the prior year period. Adjusted FFO, which additionally deducts recurring and non-recurring capital expenditures, was $3.8 million, or $0.10 per diluted share, for the second quarter of 2015, as compared to $1.6 million, or $0.04 per diluted share, in the prior year period.

Portfolio Performance

Same store NOI for the second quarter of 2015 increased 11.3% to $5.8 million as compared to $5.2 million in the prior year period. This improvement in same store NOI was driven by a 5.9% increase in same store revenue and a 0.9% decrease in same store property expenses compared to the prior year period. The increase in same store revenue was primarily attributable to a 30 basis point increase in average occupancy to 96.5%, and a 4.4% increase in average rent to $1,003 per unit. The decrease in same store property operating expenses was primarily attributable to a decrease in advertising expenses and unit turnover costs due to stable occupancies within the same store portfolio as well as favorable property taxes expense, as routine accruals were moderated based on preliminary tax valuations for 2015.

On a sequential quarter basis, second quarter of 2015 same store revenue increased 2.9% compared to the first of quarter 2015, while same store property expenses increased 1.6%, resulting in a 3.8% increase in same store NOI.

For the six months ended June 30, 2015, same store revenue increased 4.8%, same store property expenses decreased 1.7%, and same store NOI increased 10.1%, compared to the six months ended June 30, 2014.

Dividend

On June 10, 2015, the Company’s Board of Directors announced a dividend of $0.095 per share and unit, payable to holders of record of common stock and common units of the operating partnership as of June 30, 2015, which was paid on July 15, 2015.

Definitive Merger Agreement

On May 11, 2015, the Company and IRT jointly announced the entry into an Agreement and Plan of Merger pursuant to which the Company and its operating partnership subsidiary will merge with and into subsidiaries of IRT (the “Merger”), creating a leading, regional market focused, multifamily REIT.

Under the terms of the definitive merger agreement, IRT will pay with respect to each share of Trade Street common stock $3.80 in cash and 0.4108 of newly issued IRT common stock, subject to adjustment as described below. Based on the agreed upon “Reference Price” of $9.25 for IRT shares, this offer represents the equivalent of $7.60 in value for each share of Trade Street common stock. IRT has the option to increase the cash portion of the consideration from $3.80 per share of Trade Street common stock to up to $4.56 per share of Trade Street common stock with a corresponding decrease in the stock portion of the merger consideration as provided for under the terms of the merger agreement, in which case the exchange ratio will be adjusted to reflect the new consideration mix.

The Company expects the transaction to close in the third quarter of 2015, subject to customary closing conditions including the approval of both IRT and Trade Street stockholders. Additional details regarding the Merger can be found in Trade Street’s prior filings with the Securities and Exchange Commission (the “SEC”).

Supplemental Information

Supplemental financial information is available in the Investor Relations section of the Company’s website under Quarterly Results.

About Trade Street Residential, Inc.

Trade Street Residential, Inc. is a vertically integrated and self-managed real estate investment trust focused on acquiring, owning, operating and managing conveniently located, garden-style and mid-rise apartment communities in mid-sized cities and suburban submarkets of larger cities primarily in the southeastern United States and Texas.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements related to the offering and the expected use of the net proceeds therefrom, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases, which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes, except as may be required by law. For a further discussion of these and other factors that could impact the Company's future results, performance or transactions, see the section entitled "Risk Factors" (i) in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, which the Company filed with the SEC on March 13, 2015, (ii) in the Company’s Definitive Proxy Statement on Schedule 14A, which the Company filed with the SEC on July 31, 2015 and (iii) in other reports filed with the SEC by IRT or Trade Street from time to time.

Important Information for Investors and Stockholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to the proposed Merger. In connection with the Merger, IRT filed a registration statement on Form S-4 (Registration No. 333-204578) with the SEC, which was declared effective by the SEC on July 31, 2015. Additionally, Trade Street filed a joint proxy statement on Schedule 14A (File No. 001-32365) with the SEC, which includes the joint proxy statement of IRT and Trade Street and which also constitutes a prospectus of IRT. Trade Street and/or IRT may file one or more amendments to the proxy statements, registration statements, proxy statement/prospectus or other documents with the SEC. This communication is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other document that Trade Street and/or IRT may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF TRADE STREET AND IRT ARE URGED TO READ THE PROXY STATEMENT(S), REGISTRATION STATEMENT(S), PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT HAVE BEEN AND THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. The definitive proxy statement(s) have been mailed to stockholders of Trade Street and/or IRT, as applicable. Investors and security holders are able to obtain free copies of these documents and other documents filed with the SEC by Trade Street and/or IRT through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Trade Street are available free of charge on Trade Street’s internet website at http://www.tradestreetresidential.com or by contacting Trade Street’s Investor Relations Department by email at ir@trade-street.com or by phone at +1-786-248-6099. Copies of the documents filed with the SEC by IRT are available free of charge on IRT’s internet website at http://www.irtreit.com or by contacting IRT’s Investor Relations Department by email at aviroslav@irtreit.com or by phone at +1-215-243-9000.

Participants in Solicitation

Trade Street, IRT, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed Merger. Information about these persons is set forth in the definitive joint proxy statement/prospectus, which was filed by Trade Street with the SEC on July 31, 2015. Additional information about the directors and executive officers of Trade Street is set forth in Trade Street’s Annual Report on Form 10-K/A for the year ended December 31, 2014, which was filed with the SEC on March 25, 2015. Additional information about the directors and executive officers of IRT is set forth in IRT’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 16, 2015, and in IRT’s proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 7, 2015. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the registration statement filed by IRT and in the joint proxy statement/prospectus (or will be contained in any amendments or supplements thereto and in other relevant materials to be filed with the SEC, when they become available). These documents can be obtained free of charge from the sources indicated above.

Non-GAAP Financial Measures

As defined by the National Association of Real Estate Investment Trusts, FFO represents net income (loss) (computed in accordance with U.S. generally accepted accounting principles ("GAAP")), excluding gains (or losses) from sales of property, bargain purchase gains, and recognized impairment of real estate assets, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company presents FFO attributable to common stockholders because management considers it to be an important supplemental measure of the Company’s operating performance, believes it assists in the comparison of the Company’s operating performance between periods to that of different REITs and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their operating results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

The Company also uses core funds from operations, or Core FFO, as an operating measure. Core FFO includes adjustments to exclude the impact of straight-line adjustments for ground leases, gains and losses from extinguishment of debt, transaction costs related to acquisitions and recapitalization, management transition costs and certain other non-cash or non-comparable items. The Company believes that these adjustments are appropriate in determining Core FFO as they are not indicative of the operating performance of the Company’s assets. In addition, the Company believes that Core FFO is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as most REITs provide some form of adjusted or modified FFO.

The Company also uses adjusted funds from operations, or AFFO, as an operating measure, which is defined as FFO or, alternatively, Core FFO, depending on the existence of any non-cash, non-comparable items as described above, less recurring and non-recurring capital expenditures. The Company believes that AFFO is a relevant operating measure as it provides an indication as to whether a REIT can fund from its operating performance the capital expenditures necessary to maintain the condition of its operating real estate assets.

Management believes that net operating income (“NOI”) is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis. NOI allows us to evaluate the operating performance of our properties because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses.

The Company defines same store communities as communities owned and stabilized for the entirety of both periods presented, excluding properties held for sale. Reconciliations of net loss attributable to common stockholders to FFO, Core FFO, AFFO, NOI, and same store NOI are included in the Supplemental Information posted on the Company’s website.

Investor Relations:

Stephen Swett

786-248-6099

ir@trade-street.com

Media Contact:

Jason Chudoba, ICR for Trade Street

646-277-1249

Jason.Chudoba@icrinc.com